Alexion Reports First Quarter 2020 Results

•	1Q20 total revenues of $1,444.8 million, a 27 percent increase over 1Q19

•	1Q20 GAAP diluted EPS of $2.50; non-GAAP diluted EPS of $3.22

•	Received positive CHMP opinion for ULTOMIRIS® (ravulizumab) in atypical hemolytic uremic syndrome (aHUS) in the EU

•	Advanced ULTOMIRIS as standard of care in PNH with more than 67% patient conversion from SOLIRIS® (eculizumab) in U.S., Germany and Japan

•	Further diversified development-stage and commercial-stage portfolios with close of Achillion acquisition and announced agreement to acquire Portola

•	Provided update on COVID-19 related activities and impact

BOSTON, May 6, 2020 - Alexion Pharmaceuticals, Inc. (NASDAQ:ALXN) today announced financial results for the first quarter of 2020. Total revenues in the first quarter were $1,444.8 million, a 27 percent increase compared to the same period in 2019. The negative impact of foreign currency on total revenues year-over-year was 1 percent, or $15.7 million, inclusive of hedging activities. On a GAAP basis, diluted EPS in the quarter was $2.50, a 4 percent decrease versus the prior year. Non-GAAP diluted EPS for the first quarter of 2020 was $3.22, a 35 percent increase versus the first quarter of 2019.

"We had a strong first quarter across our global commercial business, driven by substantial growth in the number of patients we're treating with our medicines. We also made significant progress diversifying our portfolio through business development, with the close of the Achillion acquisition and the announcement that we have entered into an agreement to acquire Portola," said Ludwig Hantson, Ph.D., Chief Executive Officer of Alexion. "As COVID-19 continues to reach across the globe, we are adapting our ways of working to ensure we maintain our ability to continue serving patients. This pandemic has had, and will undoubtedly continue to have near-term and lasting impacts on our business and ways of operating, but I am proud of the way our teams have responded during this challenging time. Thanks to their dedication, I am confident we will be able to continue executing on our strategy and delivering long-term shareholder value by advancing our mission of developing and delivering transformative medicines."

First Quarter 2020 Financial Highlights

•	Net product sales were $1,444.6 million in the first quarter of 2020, compared to $1,140.2 million in the first quarter of 2019.

•	SOLIRIS net product sales were $1,022.9 million, compared to $962.0 million in the first quarter of 2019, representing a 6 percent increase.

•	ULTOMIRIS net product sales were $222.8 million, compared to $24.6 million in the first quarter of 2019.

•	STRENSIQ net product sales were $172.2 million, compared to $130.1 million in the first quarter of 2019, representing a 32 percent increase.

•	KANUMA net product sales were $26.7 million, compared to $23.5 million in the first quarter of 2019, representing a 14 percent increase.

•	GAAP cost of sales was $111.7 million, compared to $85.8 million in the first quarter of 2019. Non-GAAP cost of sales was $108.6 million, compared to $82.1 million in the first quarter of 2019.

•	GAAP R&D expense was $200.9 million, compared to $195.9 million in the first quarter of 2019. Non-GAAP R&D expense was $185.7 million, compared to $159.4 million in the first quarter of 2019.

•	GAAP SG&A expense was $319.9 million, compared to $281.5 million in the first quarter of 2019. Non-GAAP SG&A expense was $259.1 million, compared to $243.7 million in the first quarter of 2019.

•
GAAP income tax expense was $106.0 million, compared to income tax benefit of $46.1 million in the first quarter of 2019. GAAP income tax benefit in the first quarter of 2019 includes deferred tax benefits of $95.7 million and $30.3 million associated with a tax election related to intellectual property and release of an existing valuation allowance, respectively. Non-GAAP income tax expense was $141.2 million, compared to $100.9 million in the first quarter of 2019.

•
GAAP diluted EPS was $2.50, compared to $2.61 in the first quarter of 2019. GAAP diluted EPS for the first quarter of 2019 includes deferred tax benefits of $95.7 million and $30.3 million associated with a tax election related to intellectual property and release of an existing valuation allowance, respectively. Non-GAAP diluted EPS was $3.22, compared to $2.39 in the first quarter of 2019.

COVID-19

The COVID-19 pandemic continues to significantly impact the global communities in which we live and work, and healthcare systems in particular. Alexion is continually monitoring the evolving situation and adjusting our operations as needed to support the safety and well-being of our employees and the patients and communities we serve. We are also focused on minimizing potential interactions that could contribute to the spread of the virus and put additional strain on healthcare systems through the use of innovative virtual means wherever possible.

•
Clinical Trials: We are committed to continuing our clinical trials with as little interruption as possible, while also being sensitive to the local dynamics and pressures in many countries and locations where these trials are being conducted. While the COVID-19 impact varies by study and program, generally, we expect there will be little timing impact on fully-enrolled trials and a timing shift of at least three months on trials that are enrolling patients and activating sites, or have not yet started to do so. In addition, all healthy volunteer studies have been temporarily paused.

•
Business Impact: We have taken proactive measures designed to mitigate the risk of potential interruptions in supply and/or access to patients' customary site-of-care locations. There has been emerging evidence of accelerated conversion from SOLIRIS to ULTOMIRIS, potentially driven by its decreased burden on the healthcare system. We have also seen initial signs of slowing new patient initiations and delays in treatment starts and will continue to monitor this environment as the pandemic continues.

•
COVID-19 Development Program: We are exploring the potential role of ULTOMIRIS and SOLIRIS for the treatment of severe COVID-19 and have recently initiated a Phase 3 randomized controlled trial of ULTOMIRIS in a subset of adults with COVID-19. We have also donated supply of SOLIRIS for compassionate use and expanded access programs.

•	Financial Guidance: We have updated our financial guidance to reflect these dynamics and assume a gradual re-opening of healthcare system access starting in July.

Research and Development

PHASE 3

•	SOLIRIS - Neuromyelitis Optica Spectrum Disorder (NMOSD): Alexion plans to initiate a Phase 2/3 study in children and adolescents with NMOSD in mid-2020.

•	SOLIRIS - Generalized Myasthenia Gravis (gMG): A Phase 3 study of SOLIRIS in children and adolescents with gMG is underway.

•
ULTOMIRIS - Severe COVID-19: In April 2020, Alexion announced U.S. Food and Drug Administration (FDA) acceptance of an investigational new drug application for ULTOMIRIS in severe COVID-19 and initiated a Phase 3 randomized controlled trial in adults with COVID-19 who are hospitalized with severe pneumonia or acute respiratory distress syndrome.

•	ULTOMIRIS - Paroxysmal Nocturnal Hemoglobinuria (PNH): A Phase 3 study of ULTOMIRIS in children and adolescents with PNH is underway.

•
ULTOMIRIS - Atypical Hemolytic Uremic Syndrome (aHUS): In April 2020, Alexion announced a positive opinion for ULTOMIRIS in aHUS from the European Medicines Agency Committee for Medicinal Products for Human Use. An application for approval of ULTOMIRIS for aHUS is also under review in Japan. A Phase 3 study of ULTOMIRIS in children and adolescents with aHUS is underway.

•
ULTOMIRIS - 100mg/mL: Applications for approval of ULTOMIRIS 100mg/mL formulation are under review in the EU and U.S. The FDA has set a Prescription Drug User Fee Act target action date of October 11, 2020. This higher concentration formulation is designed to reduce infusion time by more than 50 percent to approximately 45 minutes. Alexion plans to file for regulatory approval of this formulation in Japan in mid-2020.

•
ULTOMIRIS - Subcutaneous: Enrollment is complete in a single, PK-based Phase 3 study of ULTOMIRIS delivered subcutaneously once per week to support registration in PNH and aHUS. Data are expected in the first half of 2020.

•	ULTOMIRIS - gMG: A Phase 3 study of ULTOMIRIS in adults with gMG is underway.

•	ULTOMIRIS - NMOSD: A Phase 3 study of ULTOMIRIS in NMOSD is underway.

•	ULTOMIRIS - Amyotrophic Lateral Sclerosis (ALS): In March 2020, Alexion began dosing patients in a Phase 3 study of ULTOMIRIS in ALS.

•
ULTOMIRIS - Hematopoietic Stem Cell Transplant-Associated Thrombotic Microangiopathy (HSCT-TMA): Alexion plans to initiate limited dose-ranging studies in the second half of 2020, followed by Phase 3 trials in 2021, pending regulatory feedback.

•	ULTOMIRIS - Complement Mediated Thrombotic Microangiopathy (CM-TMA): Alexion plans to initiate a Phase 3 study of ULTOMIRIS in CM-TMA in the second half of 2020, pending regulatory feedback.

•	ULTOMIRIS - Renal Diseases: Alexion plans to initiate a proof-of-concept trial of ULTOMIRIS in patients with various renal diseases in 2020.

•	ALXN1840 (WTX101) - Wilson Disease: Enrollment is complete in a Phase 3 study of ALXN1840 in Wilson disease. Study results are expected in the first half of 2021.

•
CAEL-101 - Caelum Biosciences: Alexion is collaborating with Caelum Biosciences to develop CAEL-101 for light chain (AL) amyloidosis. A pivotal Phase 2/3 program will investigate CAEL-101 as an add-on to current standard-of-care therapy. In March 2020, the companies began dosing patients in the Phase 2 dose selection portion of the program; the Phase 3 portion of the program is planned to begin later in 2020, pending dose selection.

•
AG10 - Eidos: Alexion holds an exclusive license to develop and commercialize AG10 in Japan. Eidos is currently evaluating AG10 in a Phase 3 study in the U.S. and Europe for ATTR cardiomyopathy (ATTR-CM) and plans to begin a Phase 3 study in ATTR polyneuropathy (ATTR-PN) in 2020. Alexion plans to expand the AG10 program into Japan in 2020, pending regulatory feedback.

PHASE 1/2

•
ALXN1830 (SYNT001): Due to COVID-19, Alexion has temporarily paused the Phase 2 study of ALXN1830, administered intravenously, in warm autoimmune hemolytic anemia (WAIHA), as well as the Phase 1 study of a subcutaneous formulation of ALXN1830 in healthy volunteers. These trials and the planned Phase 2 study of subcutaneous ALXN1830 in gMG are anticipated to begin in 2021.

•	ALXN2040 (Danicopan/ACH-4471) - PNH with Extravascular Hemolysis (EVH): Alexion plans to initiate a Phase 3 study of ALXN2040 as an add-on therapy for PNH patients with EVH by the end of 2020.

•	ALXN2040 - C3 Glomerulopathy (C3G): Phase 2 studies of ALXN2040 in C3G is underway. Interim data are expected in the second quarter of 2020.

•	ALXN2050 (ACH-5228) - PNH: A Phase 2 to study of ALXN2050 in PNH is underway.

•	ABY-039 - Affibody AB: In February 2020, Alexion terminated its agreement to co-develop ABY-039 with Affibody based on data from a Phase I study.

•
ALXN1720: Seven of nine cohorts are complete in a Phase 1 healthy volunteer study of ALXN1720, a novel anti-C5 albumin-binding bi-specific mini-body that binds and prevents activation of human C5. Due to COVID-19, the study is temporarily paused.

2020 Financial Guidance

Alexion is decreasing total revenues and EPS guidance and increasing non-GAAP operating margin guidance. Full guidance updates are outlined below.

	Previous	Updated
Total revenues	$5,500 to $5,560 million	$5,230 to $5,330 million
SOLIRIS/ULTOMIRIS revenues	$4,755 to $4,800 million	$4,495 to $4,570 million
Metabolic revenues	$745 to $760 million	$735 to $760 million
R&D (% total revenues)
GAAP	19.0% to 22.5%	17.5% to 18.6%
Non-GAAP	17.5% to 18.5%	16.0% to 17.0%
SG&A (% total revenues)
GAAP	22.7% to 24.0%	22.2% to 23.5%
Non-GAAP	19.5% to 20.5%	18.5% to 19.5%
Operating margin
GAAP	39.3% to 43.5%	42.4% to 43.8%
Non-GAAP	53.5% to 54.5%	55.0% to 56.0%
Earnings per share
GAAP	$7.91 to $8.71	$8.14 to $8.47
Non-GAAP	$10.65 to $10.85	$10.45 to $10.75

Updated 2020 financial guidance assumes a GAAP effective tax rate of 15.0 to 16.0 percent and a non-GAAP effective tax rate of 15.5 to 16.5 percent. The 2020 GAAP and non-GAAP tax rates do not benefit from one-time events that benefited the tax rates in 2019.

Updated 2020 financial guidance excludes the impact of the recently announced agreement to acquire Portola.

Alexion’s financial guidance is based on current foreign exchange rates net of hedging activities and does not include the effect of acquisitions, license and other strategic agreements, intangible asset impairments, litigation charges, changes in fair value of contingent consideration, gains or losses related to strategic equity investments or restructuring and related activity outside of the previously announced activities that may occur after the issuance of this press release.

Conference Call/Webcast Information:

Alexion will host a conference call/audio webcast to discuss the first quarter 2020 results today at 8:00 a.m. Eastern Time. To participate in the call, dial 866-762-3111 (USA) or 210-874-7712 (International), conference ID 1645087 shortly before 8:00 a.m. Eastern Time. A replay of the call will be available for a limited period following the call. The audio webcast can be accessed on the Investor page of Alexion’s website at: http://ir.alexion.com.

About Alexion

Alexion is a global biopharmaceutical company focused on serving patients and families affected by rare diseases through the discovery, development and commercialization of life-changing medicines. As the global leader in complement biology and inhibition for more than 20 years, Alexion has developed and commercializes two approved complement inhibitors to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS), as well as the first and only approved complement inhibitor to treat anti-acetylcholine receptor (AchR) antibody-positive generalized myasthenia gravis (gMG) and neuromyelitis optica spectrum disorder (NMOSD). Alexion also has two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare metabolic disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D). In addition, the company is developing several mid-to-late-stage therapies, including a copper-binding agent for Wilson disease, an anti-neonatal Fc receptor (FcRn) antibody for rare Immunoglobulin G (IgG)-mediated diseases and an oral Factor D inhibitor as well as several early-stage therapies, including one for light chain (AL) amyloidosis, a second oral Factor D inhibitor and a third complement inhibitor. Alexion focuses its research efforts on novel molecules and targets in the complement cascade and its development efforts on the core therapeutic areas of hematology, nephrology, neurology, metabolic disorders and cardiology. Headquartered in Boston, Massachusetts, Alexion has offices around the globe and serves patients in more than 50 countries. This press release and further information about Alexion can be found at: www.alexion.com.

[ALXN-E]

Forward-Looking Statement

This press release contains forward-looking statements, including statements related to: guidance regarding anticipated financial results for 2020 (and the assumptions related to such guidance); our expectations regarding the affects COVID-19 will have on our business and operations, including clinical trials and product supply; the strength of our business and continued growth; plans to expand the Company's pipeline; future plans for, and the timing for, the commencement of future clinical trials and the expected timing of the receipt of results of certain clinical trials and studies, including clinical programs for ULTOMIRIS, a higher concentration formulation of ULTOMIRIS, SOLIRIS, ALXN1840, CAEL-101, AG10, ALXN2040 and ALXN1830; potential benefits of current products and products under development and in clinical trials; plans for development programs with third parties; and Alexion's future clinical, regulatory, and commercial plans for ULTOMIRIS and other products and product candidates. Forward-looking statements are subject to factors that may cause Alexion's results and plans to differ materially from those forward-looking statements, including for example: our dependence on sales from our principal product (SOLIRIS); our ability to facilitate the timely conversion of from SOLIRIS to ULTOMIRIS; payer, physician and patient acceptance of ULTOMIRIS as an alternative to SOLIRIS; the impact of the COVID-19 pandemic on Alexion’s business, including its sales, clinical trials, operations and supply chain; the proposed acquisition of Portola by Alexion may not be completed; appropriate pricing for ULTOMIRIS; future competition from biosimilars and novel products; decisions of regulatory authorities regarding the adequacy of our research, marketing approval or material limitations on the marketing of our products; delays or failure of product candidates to obtain regulatory approval; delays or the inability to launch product candidates due to regulatory restrictions, anticipated expense or other matters; interruptions or failures in the manufacture and supply of our products and our product candidates; failure to satisfactorily address matters raised by the FDA and other regulatory agencies; results in early stage clinical trials may not be indicative of full results or results from later stage or larger clinical trials (or broader patient populations) and do not ensure regulatory approval; the possibility that results of clinical trials are not predictive of safety and efficacy and potency of our products (or we fail to adequately operate or manage our clinical trials) which could cause us to halt trials, delay or prevent us from making regulatory approval filings or result in denial of approval of our product candidates; unexpected delays in clinical trials; unexpected concerns that may arise from additional data or analysis obtained during clinical trials; future product improvements may not be realized due to expense or feasibility or other factors; uncertainty of long-term success in developing, licensing or acquiring other product candidates or additional indications for existing products; inability to complete planned acquisitions due to failure of regulatory approval or material changes in target or otherwise; inability to complete acquisitions and investments due to increased competition for technology; the possibility that current rates of adoption of our products are not sustained; the adequacy of our pharmacovigilance and drug safety reporting processes; failure to protect and enforce our data, intellectual property and proprietary rights and the risks and uncertainties relating to intellectual property claims, lawsuits and challenges against us (including intellectual property lawsuits relating to ULTOMIRIS brought by third parties against Alexion and inter partes review petitions submitted by third parties); the risk that third party payors (including governmental agencies) will not reimburse or continue to reimburse for the use of our products at acceptable rates or at all; failure to realize the benefits and potential of investments, collaborations, licenses and acquisitions; the possibility that expected tax benefits will not be realized; assessment of impact of recent accounting pronouncements; potential declines in sovereign credit ratings or sovereign defaults in countries where we sell our products; delay of collection or reduction in reimbursement due to adverse economic conditions or changes in government and private insurer regulations and approaches to reimbursement; uncertainties surrounding legal proceedings, company investigations and government investigations, including investigations of Alexion by the U.S. Securities and Exchange Commission (SEC) and U.S. Department of Justice; the risk that estimates regarding the number of patients with PNH, aHUS, gMG, NMOSD, HPP and LAL-D and other indications we are pursuing are inaccurate; the risks of changing foreign exchange rates; risks relating to the potential effects of the Company's restructuring; risks related to the acquisition of companies and co-development and collaboration efforts; and a variety of other risks set forth from time to time in Alexion's filings with the SEC, including but not limited to the risks discussed in Alexion's Annual Report on Form 10-K for the period ended December 31, 2019 and in our other filings with the SEC. Alexion disclaims any obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

In addition to financial information prepared in accordance with GAAP, this press release also contains non-GAAP financial measures that Alexion believes, when considered together with the GAAP information, provide investors and management with supplemental information relating to performance, trends and prospects that promote a more complete understanding of our operating results and financial position during different periods. Alexion also uses these non-GAAP financial measures to establish budgets, set operational goals and to evaluate the performance of the business. The non-GAAP results, determined in accordance with our internal policies, exclude the impact of the following GAAP items (see reconciliation tables below for additional information): share-based compensation expense, fair value adjustment of inventory acquired, amortization of purchased intangible assets, changes in fair value of contingent consideration, restructuring and related expenses, upfront payments related to licenses and other strategic agreements, acquired in-process research and development, impairment of purchased intangible assets, gains and losses related to strategic equity investments, litigation charges, gain or loss on sale of a business or asset, gain or loss related to purchase options, contingent milestone payments associated with acquisitions of legal entities accounted for as asset acquisitions, acquisition-related costs and certain adjustments to income tax expense. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for, or superior to, the financial measures prepared and presented in accordance with GAAP, and should be reviewed in conjunction with the relevant GAAP financial measures. Please refer to the attached

Reconciliations of GAAP to non-GAAP Financial Results and GAAP to non-GAAP 2020 Financial Guidance for explanations of the amounts adjusted to arrive at non-GAAP net income and non-GAAP earnings per share amounts for the three month periods ended March 31, 2020 and 2019 and projected twelve months ending December 31, 2020.

(Tables Follow)

ALEXION PHARMACEUTICALS, INC.
TABLE 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three months ended
	March 31,
	2020	2019
Net product sales	$1,444.6	$1,140.2
Other revenue	0.2	0.2
Total revenues	1,444.8	1,140.4
Costs and expenses:
Cost of sales (exclusive of amortization of purchased intangible assets)	111.7	85.8
Research and development	200.9	195.9
Selling, general and administrative	319.9	281.5
Amortization of purchased intangible assets	73.7	80.0
Change in fair value of contingent consideration	5.8	(28.7)
Acquisition-related costs	38.1	—
Restructuring expenses	(0.8)	9.1
Total costs and expenses	749.3	623.6
Operating income	695.5	516.8
Other income and expense:
Investment (expense) income	(5.2)	42.5
Interest expense	(25.8)	(19.9)
Other income and (expense)	(0.9)	2.4
Income before income taxes	663.6	541.8
Income tax expense (benefit)	106.0	(46.1)
Net income	$557.6	$587.9
Earnings per common share
Basic	$2.52	$2.63
Diluted	$2.50	$2.61
Shares used in computing earnings per common share
Basic	221.6	223.8
Diluted	222.6	225.5

ALEXION PHARMACEUTICALS, INC.
TABLE 2: RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in millions, except per share amounts)
(unaudited)

	Three months ended
	March 31,
	2020	2019
GAAP net income	$557.6	$587.9
Before tax adjustments:
Cost of sales:
Share-based compensation	3.1	3.7
Research and development expense:
Share-based compensation	15.2	15.3
Upfront payments related to licenses and other strategic agreements (1)	—	21.2
Selling, general and administrative expense:
Share-based compensation	39.3	37.7
Litigation charges (2)	21.5	0.1
Amortization of purchased intangible assets	73.7	80.0
Change in fair value of contingent consideration (3)	5.8	(28.7)
Acquisition-related costs (4)	38.1	—
Restructuring expenses	(0.8)	9.1
Investment income (expense):
(Gains) and losses related to strategic equity investments (5)	9.2	(33.8)
Adjustments to income tax expense (6)	(35.2)	(147.0)
Non-GAAP net income	$727.5	$545.5

GAAP earnings per common share - diluted	$2.50	$2.61
Non-GAAP earnings per common share - diluted	$3.22	$2.39

Shares used in computing diluted earnings per common share (GAAP)	222.6	225.5
Shares used in computing diluted earnings per common share (non-GAAP)	226.0	228.1

(1) During the three months ended March 31, 2019, we recorded expense of $21.2 million in connection with an upfront payment on a strategic agreement that we entered into with Zealand Pharma A/S.
(2) During the three months ended March 31, 2020, we recorded $21.5 million in litigation charges in connection with ongoing investigations.
(3) Changes in the fair value of contingent consideration expense for the three months ended March 31, 2020 and 2019 include the impact of the interest component of contingent consideration related to the passage of time. Changes in fair value of contingent consideration expense for the three months ended March 31, 2019 also include the impact of changes in the expected timing of payments of contingent consideration.
(4) For the three months ended March 31, 2020, we recorded $38.1 million of acquisition-related costs in connection with the Achillion acquisition. Acquisition-related costs primarily consist of transaction costs, costs associated with the accelerated vesting of stock options previously granted to Achillion employees and restructuring-related costs.
(5) During the three months ended March 31, 2020 and March 31, 2019, we recognized unrealized losses (gains) of 9.2 million and $(33.8) million, respectively, in investment income to adjust our strategic equity investments to fair value.
(6) Alexion's non-GAAP income tax expense for the three months ended March 31, 2020 and 2019 excludes the tax effect of pre-tax adjustments to GAAP profit. Non-GAAP income tax expense for the three months ended March 31, 2019 also excludes certain one-time tax benefits of $95.7 million and $30.3 million associated with a tax election made with respect to intellectual property of Wilson and a release of an existing valuation allowance, respectively.

ALEXION PHARMACEUTICALS, INC.
TABLE 3: RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE
(in millions, except per share amounts and percentages)
(unaudited)

	Twelve months ending
	December 31, 2020
	Low	High

GAAP net income	$1,803	$1,875

Before tax adjustments:
Share-based compensation	285	272
Amortization of purchased intangible assets	295	295
Acquisition-related costs	39	39
Change in fair value of contingent consideration	21	21
Restructuring expenses	(1)	(1)
Gains and losses related to strategic equity investments	9	9
Litigation charges	22	22
Adjustments to income tax expense	(122)	(113)
Non-GAAP net income	$2,351	$2,419

Diluted GAAP earnings per common share	$8.14	$8.47
Diluted non-GAAP earnings per common share	$10.45	$10.75

Costs and expenses and margin (% total revenues)

GAAP research and development expense	18.6%	17.5%
Share-based compensation	1.6%	1.5%
Non-GAAP research and development expense	17.0%	16.0%

GAAP selling, general and administrative expense	23.5%	22.2%
Share-based compensation	3.5%	3.3%
Litigation charges	0.4%	0.4%
Non-GAAP selling, general and administrative expense	19.5%	18.5%

GAAP operating margin	42.4%	43.8%
Share-based compensation	5.4%	5.1%
Litigation charges	0.4%	0.4%
Amortization of purchased intangible assets	5.6%	5.5%
Acquisition-related costs	0.7%	0.7%
Change in fair value of contingent consideration	0.4%	0.4%
Restructuring expenses	0.0%	0.0%
Non-GAAP operating margin	55.0%	56.0%

Income tax expense (% of income before income taxes)

GAAP income tax expense	16.0%	15.0%
Tax effect of pre-tax adjustments to GAAP net income	0.5%	0.5%
Non-GAAP income tax expense	16.5%	15.5%

Amounts may not foot due to rounding.

ALEXION PHARMACEUTICALS, INC.
TABLE 4: NET PRODUCT SALES BY GEOGRAPHY
(in millions)
(unaudited)

	Three months ended
	March 31,
	2020	2019
SOLIRIS
United States	$556.2	$463.7
Europe	263.5	264.5
Asia Pacific	87.1	100.9
Rest of World	116.1	132.9
Total SOLIRIS	$1,022.9	$962.0
ULTOMIRIS
United States	$131.5	$24.6
Europe	33.8	—
Asia Pacific	57.1	—
Rest of World	0.4	—
Total ULTOMIRIS	$222.8	$24.6
STRENSIQ
United States	$128.1	$99.5
Europe	24.0	17.5
Asia Pacific	13.6	9.9
Rest of World	6.5	3.2
Total STRENSIQ	$172.2	$130.1
KANUMA
United States	$16.4	$13.8
Europe	7.5	6.3
Asia Pacific	0.9	0.8
Rest of World	1.9	2.6
Total KANUMA	$26.7	$23.5

Net Product Sales
United States	$832.2	$601.6
Europe	328.8	288.3
Asia Pacific	158.7	111.6
Rest of World	124.9	138.7
Total Net Product Sales	$1,444.6	$1,140.2

ALEXION PHARMACEUTICALS, INC.
TABLE 5: CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31,	December 31,
	2020	2019
Cash and cash equivalents	$2,315.0	$2,685.5
Marketable securities	47.8	64.0
Trade accounts receivable, net	1,345.2	1,243.2
Inventories	586.8	627.6
Prepaid expenses and other current assets	575.4	456.1
Property, plant and equipment, net	1,159.9	1,163.3
Intangible assets, net	4,187.6	3,344.3
Goodwill	5,072.1	5,037.4
Right of use operating assets	203.2	204.0
Deferred tax assets	2,223.5	2,290.2
Other assets	432.0	429.0
Total assets	$18,148.5	$17,544.6

Accounts payable and accrued expenses	$862.8	$966.7
Current portion of long-term debt	126.7	126.7
Other current liabilities	130.4	100.9
Long-term debt, less current portion	2,343.3	2,375.0
Contingent consideration	358.9	192.4
Deferred tax liabilities	2,113.3	2,081.4
Noncurrent operating lease liabilities	162.8	164.1
Other liabilities	302.5	265.6
Total liabilities	6,400.7	6,272.8
Total stockholders' equity	11,747.8	11,271.8
Total liabilities and stockholders' equity	$18,148.5	$17,544.6

ALEXION PHARMACEUTICALS, INC.
TABLE 6: CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)
(unaudited)

	Three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$557.6	$587.9
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	89.3	97.2
Change in fair value of contingent consideration	5.8	(28.7)
Share-based compensation expense	57.6	56.7
Deferred taxes (benefit)	49.0	(81.1)
Unrealized foreign currency loss	7.1	1.9
Unrealized (gain) loss on forward contracts	(15.0)	5.5
Unrealized loss (gain) on strategic equity investments	9.2	(33.8)
Other	13.7	(2.4)
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	(120.9)	(95.3)
Inventories	37.3	(11.2)
Prepaid expenses, right of use operating assets and other assets	(72.9)	(58.6)
Accounts payable, accrued expenses, lease liabilities and other liabilities	(68.2)	(8.2)
Net cash provided by operating activities	549.6	429.9
Cash flows from investing activities:
Purchases of available-for-sale debt securities	(19.4)	—
Proceeds from maturity or sale of available-for-sale debt securities	141.4	92.6
Purchases of mutual funds related to nonqualified deferred compensation plan	(6.9)	(5.8)
Proceeds from sale of mutual funds related to nonqualified deferred compensation plan	3.3	3.7
Purchases of property, plant and equipment	(12.2)	(36.0)
Payment for acquisition of business, net of cash acquired	(837.7)	—
Purchases of strategic equity investments and options	(34.5)	(43.8)
Purchase of intangible assets	—	(8.0)
Other	—	0.2
Net cash (used in) provided by investing activities	(766.0)	2.9
Cash flows from financing activities:
Payments on term loan	(32.6)	—
Payments on revolving credit facility	—	(250.0)
Repurchases of common stock	(107.1)	(11.3)
Net proceeds from issuance of common stock under share-based compensation arrangements	2.8	10.2
Other	(1.3)	(1.3)
Net cash used in financing activities	(138.2)	(252.4)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(13.2)	(1.4)
Net change in cash and cash equivalents and restricted cash	(367.8)	179.0
Cash and cash equivalents and restricted cash at beginning of period	2,723.6	1,367.3
Cash and cash equivalents and restricted cash at end of period	$2,355.8	$1,546.3

Alexion Contacts:

Media
Megan Goulart, 857-338-8634
Senior Director, Corporate Communications

Investors
Chris Stevo, 857-338-9309
Head of Investor Relations